EXHIBIT 23


                                         Consent of Jones, Jensen & Company

We hereby consent to the use of our audit report dated June 30, 1999 in this Form 10KSB of Chequemate International, Inc. for the year ended March 31, 1999, which is part of this Form 10KSB and all references to our firm included in this Form 10KSB


          /s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
July 13, 1999
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